UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED)
October 17, 2008 (October 15, 2008)

MOBILE MINI, INC.
(Exact name of registrant as specified in its charter)

Delaware	1-12804	86-0748362

(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

7420 South Kyrene Road, Suite 101, Tempe, Arizona	85283

(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: (480) 894-6311
Former name or former address, if changed since last report: Not Applicable
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers
Item 9.01. Financial Statements and Exhibits
SIGNATURES
EXHIBIT INDEX
EX-10.1

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
     On October 15, 2008, Mobile Mini, Inc. (the “Company”) entered into an employment agreement with Mark Funk, successor to Larry Trachtenberg as Mobile Mini’s Executive Vice President and Chief Financial Officer. A brief description of the employment agreement is provided below. A copy of the agreement is attached as an Exhibit to this report, and is incorporated herein.
     The employment agreement provides for a term commencing on November 4, 2008 and expiring on December 31, 2009. Mr. Funk will join the Company as Executive Vice President on November 4, 2008 and assume the Chief Financial Officer position following the filing of the Company’s Quarterly Report on Form 10-Q for the period ended September 30, 2008. Notwithstanding its fixed term, the employment agreement automatically renews for successive one-year periods beginning on December 31, 2009 and on each December 31st thereafter, unless the Company or Mr. Funk gives 90-day prior written notice of an intention to terminate employment on the last day of the then-current employment period.
     Under the employment agreement, Mr. Funk will be paid a 2008 base annual salary of $341,250. The base salary will be reviewed annually. Mr. Funk is eligible for an incentive bonus subject to the terms and conditions of the Company’s incentive bonus plan and as the Compensation Committee of the board of directors may determine, provided that he is guaranteed to receive a 2009 bonus in an amount equal to not less than 25% of his base salary. Mr. Funk is eligible for all equity-based employee benefit plans maintained by the Company including, but not limited to, the Company’s 2006 Equity Incentive Plan. Subject to the discretion of the Compensation Committee and the Company’s and Mr. Funk’s performance during relevant periods, it is anticipated that his level of participation in the Company’s 2006 Equity Incentive Plan will approximate the level of his predecessor’s participation. He will also receive certain other benefits, including participation in all employee benefit plans, vacation and sick leave, and an automobile allowance of $600 per month. Additionally, the Company will reimburse Mr. Funk his reasonable moving expenses, provide him $1,000 per month for six months to help off-set his commuting expenses, and provide three months standard business hotel accommodations while he completes his move.
     The Company may terminate the employment agreement for Cause (as defined in the agreement), including upon i) commission of an act of fraud or intentional misrepresentation or an act of embezzlement, misappropriation or conversion of assets or opportunities of the Company, ii) dishonesty or willful misconduct in the performance of duties, or iii) willful violation of any law, rule or regulation in connection with the performance of duties. The Company may also terminate the agreement upon Mr. Funk’s disability or by written notice.
     Mr. Funk may terminate the employment agreement for Good Reason (as defined in the agreement), including upon i) assignment to Mr. Funk of material duties inconsistent with those originally contemplated by the employment agreement, ii) a reduction in base salary (excluding “across the board” reductions for all senior executives), iii) breach of the employment agreement by the Company, iv) purported termination for Cause by the Company where such Cause does not exist, v) in the case of assignment of the employment agreement by the Company, failure of the Company to obtain from such assign an agreement to assume and agree to perform under the employment agreement, and vi) relocation of Mr. Funk to an office outside the Phoenix metropolitan area. Mr. Funk may also voluntarily terminate the employment agreement by 90-day prior written notice to the Company.
     The employment agreement may terminate upon a Change of Control of the Company (as defined in the agreement), including i) an acquisition by any person of more than 35% of the voting shares of the Company, ii) a change in more than 1/3 of the members of the board of directors, or iii) the consummation of a merger, consolidation, reorganization, liquidation or dissolution, or sale of all or substantially all of the assets of the Company.
     Upon termination by the Company for Cause, death or disability, or upon voluntary termination by Mr. Funk other than for Good Reason, Mr. Funk or his estate is entitled to any Accrued Compensation (as defined in the agreement) and, in the case of death or disability, a prorated amount of his cash bonus (determined by the average cash bonus amount paid in the preceding two years). Upon i) termination by Mr. Funk for Good Reason, ii) termination by the Company without Cause, or iii) termination within one year of a Change of Control of the Company, Mr. Funk is entitled to any Accrued Compensation plus a lump-sum severance payment of an amount equal to (a) in the case of Good Reason or without Cause, one times the sum of his then-current annual base salary (“Salary”) and the Payment Amount (defined in the employment agreement as 45% of his annual base salary in effect in the year in which termination occurs), and (b) in the case of a Change in Control and termination within one year thereafter, two times the sum of his Salary and the Payment Amount. In addition, the Company will continue to pay certain health insurance amounts for Mr. Funk and his dependents for a period of up to 12 months. Upon a Change in Control or a termination of employment (not including termination by the Company for Cause or voluntary termination by Mr. Funk for other than Good Reason), his equity-based compensation awards shall vest in full in most circumstances.
     The agreement also provides that Mr. Funk will not solicit employees or customers of the Company during his employment or within two years of the termination of his employment. Additionally, Mobile Mini and Mr. Funk entered into Mobile Mini’s standard indemnity agreement for its directors and officers.
Item 9.01. Financial Statements and Exhibits.
     (d) Exhibits.
10.1	Employment Agreement between Mobile Mini, Inc. and Mark Funk dated October 15, 2008.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Report to be signed on its behalf by the undersigned thereunto duly authorized.

MOBILE MINI, INC.
By:	/s/ LAWRENCE TRACHTENBERG
Lawrence Trachtenberg

Executive Vice President and Chief Financial Officer

Dated: October 17, 2008

EXHIBIT INDEX
10.1	Employment Agreement between Mobile Mini, Inc. and Mark Funk dated October 15, 2008.

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